EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87756, 33-10528, 33-
44612, 333-18759, 333-49095, and 333-95763) of Competitive
Technologies, Inc. of our report dated September 28, 2000 relating to the financial statements, which appears in this Form
10-K.


s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
October 27, 2000